Careview Communicaions, Inc. 8-K

Exhibit 10.84

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of August 31, 2011 by and between COMERICA BANK (“Comerica” and, solely in its capacity as collateral agent for the Lenders (as defined below), “Collateral Agent”), and CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“Grantor”).

RECITALS

A.           Comerica and Bridge Bank, National Association (“Bridge” and, collectively with Comerica, the “Lenders” and, each individually, a “Lender”) have agreed to make certain advances of money and to extend certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and among Collateral Agent, the Lenders, Careview Communications, Inc., a Texas corporation, Careview Operations, L.L.C., a Texas limited liability company, and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). Lenders are willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Collateral Agent, for the ratable benefit of the Lenders, a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

B.           Pursuant to the terms of the Loan Agreement, Grantor has granted to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Grantor, Collateral Agent and the Lenders, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Grantor, Collateral Agent and any Lender, Grantor grants and pledges to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Collateral Agent, for the ratable benefit of the Lenders, under the Loan Agreement. The rights and remedies of Collateral Agent with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Collateral Agent and the Lenders as a matter of law or equity. Each right, power and remedy of Collateral Agent and the Lenders provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Collateral Agent or any Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Collateral Agent or any Lender, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

Upon payment in full, in cash, of all Obligations under the Loan Agreement, and termination of the Lenders’ commitment to lend thereunder, and upon Grantor’s written request therefore, and at Grantor’s sole cost and expense, Collateral Agent shall execute and deliver to Grantor such reassignment and release documents (or similar) as shall be reasonably necessary to terminate the security interest evidenced by this agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	CAREVIEW COMMUNICATIONS, INC., a Nevada corporation
405 State Highway 121 Bypass, Suite B240
Lewisville, Texas 75067

By:
Attn: Chief Executive Officer
Title:

COLLATERAL AGENT:

Address of Bank:	COMERICA BANK, as Collateral Agent

39200 Six Mile Road, M/C 7578	By:
Livonia, Michigan 48152
Attn: National Documentation Services	Title:

EXHIBIT A

Copyrights

Description	Registration Number	Registration Date

None

EXHIBIT B

Patents

Description	Patent/App. No.	File Date

System and method for predicting patient falls	12151452	5/6/08
System and method for documenting patient procedures	12589654	10/26/09
Non-intrusive data transmission network for use in an enterprise facility and method for implementing	7477285	1/13/09

EXHIBIT C

Trademarks

Description	Serial/Registration No.	File Date

ACTUAL PRIVATE NETWORK	85298254	4/18/11
PROCEDUREVIEW	85298248	4/18/11
EQUIPMENTVIEW	85298243	4/18/11
CAREVIEW NETWORKS	85298241	4/18/11
CAREVIEW COMMUNICATIONS	85298239	4/18/11
CAREVIEW SYSTEM	85298202	4/18/11
VIRTUAL BED RAILS	85296883	4/15/11
NETVIEW	77377234	1/22/08
MOVIEVIEW	77377223	1/22/08
BABYVIEW	77377209	1/22/08
PATIENTVIEW	77377200	1/22/08
FACILITYVIEW	77308398	10/19/07
SECUREVIEW	77308365	10/19/07
NURSEVIEW	77308303	10/19/07
PHYSICIANVIEW	77308283	10/19/07